SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

LENOX BANCORP, INC.

(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization) 4730 Montgomery Road, Norwood, Ohio (Address of principal executive offices)	31-1445959 (I.R.S. Employer Identification No.) 45212 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g)of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file numbers to which this form relates:

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to Be So Registered N/A	Name of Each Exchange on Which Each Class Is to Be Registered N/A

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock Purchase Rights

Item 1.   Description of Registrant’s Securities to be Registered.

        Lenox Bancorp, Inc. and Fifth Third Bank, as Rights Agent, entered into Amendment No. 1, dated as of June 21, 2001, to the Stockholder Protection Rights Agreement, dated as of May 5, 1999, between the Company and Fifth Third Bank, in order to amend Section 1.1 of the Agreement to provide that John C. Lame will not be deemed to be an Acquiring Person as defined in the Agreement.

         Amendment No. 1 is incorporated herein by reference, and the foregoing description of Amendment No. 1 is qualified in its entirety by reference to Amendment No. 1.

Item 2.   Exhibits.

Exhibit No. Exhibit 3.1 Exhibit 3.2 Exhibit 4.1 Exhibit 4.2 Exhibit 4.3

                                              Description
Amended Articles of Incorporation of Lenox Bancorp, Inc.*

Amended and Restated Code of Regulations of Lenox Bancorp, Inc. *

Stockholder Protection Rights Agreement, dated as of May 5, 1999, between Lenox Bancorp, Inc. and Fifth Third Bank, as Rights Agent. **

Form of Rights Certificate. **

Amendment No. 1 to Stockholder Protection Rights Agreement dated as of June 21, 2001, between Lenox Bancorp, Inc. and Fifth Third Bank, as Rights Agent. ***

    * Incorporated by reference to the Exhibits to the Form 10-KSB filed on March 25, 1998.
  ** Incorporated herein by reference to the Exhibits to the Form 8-A filed on May 27, 1999.
*** Filed herewith.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LENOX BANCORP, INC. By: /s/David K. Brown Name: David K. Brown Title: Vice President - Finance

Dated: July 18, 2001